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                                                                  EXHIBIT 10.1

                         ROBERT HALF INTERNATIONAL INC.
                             EQUITY INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE AUGUST 2, 2000)

    1. PURPOSES. The principal purposes of the Robert Half International Inc. Equity Incentive Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to key employees of the Company, (b) to assist the Company in attracting, retaining and motivating key employees with experience and ability, and (c) to align the interests of such employees with those of the Company's stockholders.

    2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

    (a) "Administrator" means either the Board of Directors or a committee of the Board of Directors of the Company, the composition and the size of which shall cause such committee to satisfy the requirements of Rule 16b-3 of the Exchange Act with respect to officers and directors.

    (b) "Board" means the Board of Directors of the Company.

    (c) "Change in Control" means the occurrence of any of the following:

    (i) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (A) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (B) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (C) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (D) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

    (ii) The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.


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   (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

    (iv) The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

    (v) The stockholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (B) to sell or otherwise dispose of all or substantially all of the assets of the Company.

    (d) "Common Stock" or "Stock" means Robert Half International Inc. Common Stock, par value $.001 per share.

    (e) "Company" means Robert Half International Inc., its divisions and direct and indirect subsidiaries.

    (f) "Continuous Employment" means employment with the Company or any Subsidiary, or serving as a director or consultant to the Company or any Subsidiary, without any termination or leave of absence, except for a leave of absence approved by the Company or any Subsidiary which is less than six consecutive months in duration.

    (g) "Disability" or "Disabled" shall mean (i) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Holder unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

    (h) "Eligible Employee" means an employee of the Company or any Subsidiary (including an employee who is a director and/or officer) who, as determined by the Administrator in its sole discretion, has and exercises management functions and responsibilities.

    (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (j) "Fair Market Value" means the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value. If the Stock is not listed in the New York Stock Exchange or quoted on the NASDAQ National Market System, the Fair Market Value shall be determined in good faith by the Administrator.

    (k) "Grant" shall mean an Option or a Restricted Stock Award.

    (l) "Grant Date" means the date a Grant is made under the Plan.

    (m) "Holder" means the recipient of a Grant pursuant to this Plan.


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    (n) "Issue Date" means the date on which shares of Stock subject to a
Restricted Stock Award are issued or transferred by the Company to the account of an Eligible Employee who has received such grant.

    (o) "Minimum Withholding Taxes" means any applicable federal, state and local income and other employment taxes which the Company is required to withhold in connection with (i) the lapse of restrictions on Stock subject to a Restricted Stock Award, (ii) the exercise of an Option, or (iii) the making of an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Award.

    (p) "Offer" means a tender offer or an exchange offer for the Company's
Stock.

    (q) "Option" or "Stock Option" means a right granted under the Plan to a Holder to purchase shares of Common Stock at a fixed price for a specified period of time.

    (r) "Option Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

    (s) "Optionee" means an Eligible Employee who has received a Stock Option granted under the Plan.

    (t) "Restricted Stock Award" means a grant described in Section 6 of the Plan.

    (u) "Securities Act" means the Securities Act of 1933, as amended.

    (v) "Subsidiary" means a "subsidiary" corporation as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended.

    (w) "Vested" means that portion of a Grant with respect to which the Vesting Date has arrived or passed.

    (x) "Vesting Date" means the date specified in Section 5 or 6 hereof, as the case may be, or such other date as shall be established by the Administrator or otherwise on the Grant Date or thereafter.

    (y) "Voting Shares" means the outstanding shares of the Company entitled to vote for the election of Directors.

    3. STOCK AVAILABLE. The number of shares of Stock for which Grants may be made during each calendar year shall, commencing with the year 2000, be that number which is equal to 2% of the number of issued and outstanding shares of Common Stock of the Company (excluding treasury shares) as of January 1 of such year. Any shares of Common Stock covered by Options which have terminated or expired prior to exercise or have been cancelled without value shall not be counted against the annual limit and shall be available for further grants hereunder and shares constituting the portion of a Restricted Stock Award that is forfeited before any dividends are paid upon such forfeited shares shall not be counted against the annual limit and shall be available for further grants hereunder. The foregoing number of shares available for Grants shall be subject to any adjustments which may be made pursuant to Section 12 hereof. Shares of Stock used for Options may be either shares of authorized but unissued Common Stock or treasury shares or both. Shares of Stock used for Restricted Stock Awards shall be treasury shares to the extent that treasury shares are available, and, if no treasury shares are available, Restricted Stock Awards shall be authorized but unissued Common Stock.

    4. PARTICIPANTS. From time to time the Administrator shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which Eligible Employees will be given Grants under the Plan, the number of Options or shares of Restricted Stock to be granted to each such Eligible Employee and the terms, conditions and restrictions of each such Grant. In making such determinations, the Administrator shall take into account the nature of services rendered and to be rendered by the respective recipients, their present and potential contribution to the Company's success and such other factors as the Administrator in its discretion deems relevant to the accomplishment of the purposes of the Plan. In any year, the Administrator may approve Options to Eligible Employees subject to differing terms and conditions and


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Restricted Stock Awards to Eligible Employees subject to differing terms and conditions. During any calendar year, the number of shares of Stock with respect to which Options or Restricted Stock are granted to any one individual may not exceed 1.5% of the number of issued and outstanding shares of Common Stock as of January 1, 2000, subject to adjustment pursuant to Section 12 hereof.

    5. OPTIONS. Each Option granted hereunder shall be in writing and shall contain such terms and conditions as the Administrator may determine, subject to the following:

    (a) PRICE. The Option Price shall be not less than 100% of the Fair Market Value of Common Stock on the Grant Date.

    (b) TERM AND EXERCISE. Options granted hereunder shall have a term of no longer than ten years from the Grant Date. An Option may be exercised only as to those portions of the Option that have Vested. Stock Options must be exercised for full shares of Common Stock.

    (c) INCENTIVE STOCK OPTIONS. No Option granted hereunder shall be deemed an Incentive Stock Option (as such term is defined in the Internal Revenue Code) unless (a) such Option is designated as an Incentive Stock Option at the time of grant by the Administrator and (b) such Option otherwise meets the requirements for Incentive Stock Options specified in the Internal Revenue Code. However, no Option designated as an Incentive Stock Option shall contain any restrictions upon the ability of the Holder to dispose of Stock acquired upon the exercise thereof other than as provided elsewhere in this Plan. During the life of the Plan, the total number of shares for which Incentive Stock Options may be granted may not exceed ten times the number of shares available for Grants under the Plan during the first calendar year in which the Plan is in effect.

    (d) VESTING. Unless otherwise determined by the Administrator, each Option shall Vest as to twenty-five percent (25%) of the Stock covered by such Option on each of the first through fourth anniversaries of the Grant Date. Notwithstanding the foregoing, the Administrator may accelerate Vesting, in whole or in part, under such terms and conditions as the Administrator deems appropriate.

    (e) EXERCISE OF OPTION. To exercise an Option, the Holder shall give written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. From time to time the Administrator may establish procedures relating to such exercises. An Option is exercisable during a Holder's lifetime only by the Holder or, with respect to options that are not designated as Incentive Stock Options, under such other circumstances as may be permitted by Rule 16b-3, or any successor rule, under the Exchange Act and all interpretations of the staff of the Securities and Exchange Commission thereunder.

    (f) PAYMENT OF OPTION PRICE. The purchase price for Options being exercised must be paid in full at time of exercise. Payment shall be, at the option of the holder at the time of exercise, by any combination of cash, check or delivery of shares of Common Stock that have been owned by Holder for at least six months. If all or a portion of the purchase price is paid by delivery of shares, the shares shall be valued at the Fair Market Value of such shares on the date of exercise. In addition, unless the Administrator determines otherwise at the time of grant, payment of the Option Price and of Minimum Withholding Taxes may be made by (i) full recourse promissory note (secured or unsecured), payable on such terms and bearing such interest as the Administrator may determine or (ii) delivery (on a form acceptable to the Administrator) of an irrevocable direction to a securities broker to sell shares of Common Stock and to deliver part of the sales proceeds to the Company in payment of the full exercise price and Minimum Withholding Taxes and receipt of written confirmation from the securities broker of receipt of such irrevocable direction, the number of shares sold, the price at which sold and the date of sale.

    (g) NONTRANSFERABILITY OF OPTIONS. Options are not transferable except by will, by the laws of descent and distribution, or, with respect to options that are not designated as Incentive Stock Options, pursuant to a domestic relations order or under such other circumstances as the Administrator may determine.



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    6.  RESTRICTED STOCK AWARDS.  Each Restricted Stock Award made under the
Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator at the time of grant.

    (a) RIGHTS WITH RESPECT TO SHARES OF STOCK. Upon written acceptance by the Eligible Employee of restrictions and other terms and conditions described in the Plan and in the instrument evidencing such Restricted Stock Award, the Eligible Employee shall be a Holder, and the Company shall cause to be issued or transferred to the name of the Holder a certificate or certificates for the number of shares of Stock granted. From and after the Issue Date, the Holder shall have absolute ownership of such shares of Stock, including the right to vote and to receive dividends thereon, subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of such Restricted Stock Award.

    (b) RESTRICTIONS ON TRANSFER. Shares covered by a Restricted Stock Award may not be sold, assigned, pledged, transferred or otherwise conveyed in any manner until the Vesting Date for such shares.

    (c) VESTING. Unless otherwise determined by the Administrator, each Restricted Stock Award shall Vest as to twenty-five percent (25%) of the Stock covered by such grant on each of the first through fourth Vesting Dates which occur following the related Grant Date of such Restricted Stock Award. Notwithstanding the foregoing, the Administrator may accelerate the lapsing of restrictions on a Restricted Stock Award, in whole or in part under such terms and conditions as the Administrator deems appropriate.

    (d) AUTOMATIC VESTING IN SPECIAL CIRCUMSTANCES. Any provisions herein to the contrary notwithstanding, a Restricted Stock Award shall automatically become Vested upon (a) the Death or Disability of the Holder or (b) the occurrence of a Change in Control.

    (e) AGREEMENT BY HOLDER REGARDING WITHHOLDING TAXES. Each Holder granted a Restricted Stock Award shall represent in writing that such Holder acknowledges that, with respect to each Restricted Stock Award held by such Holder,
(i) Minimum Withholding Taxes shall be due with respect to shares of Stock covered by such award, (ii) payment of Minimum Withholding Taxes to the Company is the responsibility of Holder and (iii) payment of such Minimum Withholding Taxes may require a significant cash outlay by Holder.

    (f) ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Holder properly elects within thirty (30) days of the Grant Date to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Stock on the Grant Date, such Holder shall pay in cash to the Company in the calendar month of such Grant Date, or make arrangements satisfactory to the Administrator to pay to the Company, any Minimum Withholding Taxes required to be withheld with respect to such shares.

    (g) CONSIDERATION. Recipients of Restricted Stock Awards made in treasury shares shall not be required to pay any consideration to the Company. Recipients of Restricted Stock Awards made in the form of previously unissued shares shall be required to pay such minimum consideration, if any, as may be required by applicable law. The Administrator shall determine the form of consideration at the time of the award, which may include services rendered prior to the award.

    (h) PERFORMANCE CONDITIONS. Any grant of Restricted Shares shall be made subject to the Performance Condition described in this subsection 6(h) or the Alternative Performance Condition described in subsection 6(i) in addition to any vesting requirements imposed upon such grant. Such Performance Condition shall operate as specified in this paragraph (h).

    (1) As used in this paragraph (h), the following terms shall have the indicated meanings:

    CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.


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    EPS means fully diluted earnings per share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

    EPS RATIO means the result obtained by dividing Preliminary EPS by Target
EPS.

    FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Original Restricted Stock Award.

    MEASUREMENT YEAR means (a) in the case of a grant made in the first fiscal quarter of a fiscal year, that fiscal year or (b) in the case of a grant made in the second, third or fourth quarters of a fiscal year, the subsequent fiscal year.

    MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

    NINE-MONTH PERIOD means the first three fiscal quarters of the Bonus Year.

    ORIGINAL RESTRICTED STOCK AWARD means the number of shares initially granted pursuant to a Restricted Stock Award made subject to a Performance Condition.

    PRELIMINARY EPS means 1.334 multiplied by EPS for a Nine-Month Period.

    TARGET EPS means the EPS goal for the Performance Period set with respect to a Restricted Stock Award made subject to a Performance Condition.

    (2) A Restricted Stock Award shall be subject to a Performance Condition only if the Administrator makes such a determination on the Grant Date or if the Holder consents thereto.

    (3) If a Restricted Stock Award is made subject to a Performance Condition, the Administrator shall, within the time permitted by section 162(m) of the Internal Revenue Code, determine the Target EPS for such award.

    (4) After the public release by the Company of its unaudited results for the third fiscal quarter of the Measurement Year, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to a Performance Condition, (a) calculate the Preliminary EPS, (b) determine the Multiplier,
(c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

    (5) The Administrator shall, prior to the end of the Measurement Year, review the information submitted by the Chief Financial Officer and certify, in writing, each Final Restricted Stock Award.

    (6) To the extent that a Final Restricted Stock Award is less than the Original Restricted Stock Award, the number of shares of the Original Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Original Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock Award that vests shall be the same as the percentage of the Original Restricted Stock Award that would have vested had no shares been forfeited as a result of the performance condition.

    (7) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Disability or a Change in Control, then the Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Performance Condition. Such shares shall be released to Holder in accordance with the terms of this plan relating to vested shares.

    (8) If all or a portion of a Restricted Stock Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Disability or a Change in Control, no


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shares shall be released to the Holder until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.

    (9) Once established, a Performance Condition may not be waived or cancelled by the Administrator.

    (i) ALTERNATIVE PERFORMANCE CONDITIONS. In lieu of the Performance Condition described in subsection 6(h), any grant of Restricted Shares may be made subject to an Alternative Performance Condition in addition to any vesting requirements imposed upon such grant. Such Alternative Performance Condition shall operate as specified in this paragraph (i).

    (1) As used in this paragraph (i), the following terms shall have the indicated meanings:

    CERTIFICATION DATE means the date that the Administrator makes its written certification of a Final Restricted Stock Award.

    ACTUAL EPS means fully diluted earnings per share for the Performance Period, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan.

    EPS RATIO means the result obtained by dividing Actual EPS by Target EPS.

    FINAL RESTRICTED STOCK AWARD means the product of the Multiplier and the Original Restricted Stock Award.

    MULTIPLIER means (a) the sum of 0.1 and the EPS Ratio, if the EPS Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the EPS Ratio is greater than or equal to 0.9, or (c) 0, if the EPS Ratio is less than 0.

    ORIGINAL RESTRICTED STOCK AWARD means the number of shares initially granted pursuant to a Restricted Stock Award made subject to an Alternative Performance Condition.

    PERFORMANCE PERIOD means the period of service to which the Alternative Performance Condition relates.

    TARGET EPS means the EPS goal set with respect to a Restricted Stock Award made subject to an Alternative Performance Condition.

    (2) A Restricted Stock Award shall be subject to an Alternative Performance Condition only if the Administrator makes such a determination on the Grant Date or if the Holder consents thereto.

    (3) If a Restricted Stock Award is made subject to an Alternative Performance Condition, the Administrator shall establish the Performance Period and Target EPS for such award no later than the time permitted by section 162(m) of the Internal Revenue Code.

    (4) After the public release by the Company of its unaudited results for the last fiscal quarter of the Performance Period, the Chief Financial Officer shall, with respect to each Restricted Stock Award made subject to an Alternative Performance Condition, (a) calculate the Actual EPS, (b) determine the Multiplier, (c) calculate the Final Restricted Stock Award, and (d) deliver such calculation to the Administrator.

    (5) The Administrator shall review the information submitted by the Chief Financial Officer and certify, in writing, each Final Restricted Stock Award.

    (6) To the extent that a Final Restricted Stock Award is less than the Original Restricted Stock Award, the number of shares of the Original Restricted Stock Award representing the difference shall be forfeited by the Holder. The Final Restricted Stock Award shall bear the same vesting schedule as the Original Restricted Stock Award, and on each Vesting Date the percentage of the Final Restricted Stock


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Award that vests shall be the same as the percentage of the Original Restricted
Stock Award that would have vested had no shares been forfeited as a result of the Alternative Performance Condition.

    (7) If all or a portion of a Restricted Stock Award made subject to an Alternative Performance Condition shall vest prior to the Certification Date by reason of death, Disability or a Change in Control, then the Alternative Performance Condition shall be cancelled and none of such shares shall be subject to reduction or forfeiture as provided by the Alternative Performance Condition. Such shares shall be released to Holder in accordance with the terms of this plan relating to vested shares.

    (8) If all or a portion of a Restricted Stock Award made subject to an Alternative Performance Condition shall vest prior to the Certification Date for any reason other than death, Disability or a Change in Control, no shares shall be released to the Holder until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Alternative Performance Condition, and such Restricted Stock Award shall remain subject to reduction and forfeiture as provided by the Alternative Performance Condition.

    (9) Once established, an Alternative Performance Condition may not be waived or cancelled by the Administrator.

    7. WITHHOLDING TAXES. In order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, a Holder shall be required to pay the Minimum Withholding Taxes. No share of stock will be delivered to any Holder until Minimum Withholding Taxes have been paid. At the option of the Holder, withholding taxes may be paid by any combination of (a) cash, (b) reduction in the number of shares deliverable to Holder (in the case of an Option) or by surrendering a portion of the Restricted Stock Award to the Company (in either case "Share Reduction"),
(c) delivery to the Company of other shares of Common Stock owned by Holder ("Share Delivery") or (d) any other means approved or ratified by the Administrator. If withholding taxes are paid by Share Reduction or Share Delivery, such shares shall be valued at the Fair Market Value as of the date of exercise or vesting. A Holder may elect to have additional shares delivered pursuant to Share Delivery above the amount required to satisfy Minimum Withholding Taxes. However, total combined Share Reduction and Share Delivery may not exceed the total taxes that Holder will have to pay (assuming Federal and state taxes are imposed at his marginal rate) by reason of the exercise or vesting. In addition, any use of Share Delivery in excess of Minimum Withholding Taxes must by effected with shares that have been held at least six months. In the event that Minimum Withholding Taxes are not paid by Holder, to the extent permitted by law the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by Share Reduction or by offsetting such withholding taxes against amounts otherwise due from the Company to the Holder. Notwithstanding the foregoing, in the event a Restricted Stock Award vests by reason of the death of the Holder, Minimum Withholding Taxes shall be paid by Share Reduction unless Holder's estate elects otherwise no later than the day after vesting.

    8. RESTRICTIVE LEGENDS; TRANSFER RESTRICTIONS; CUSTODY. So long as any restrictions or obligations imposed pursuant hereto shall apply to a share of Stock (including, but not limited to, the restrictions or obligations imposed pursuant to Sections 5(f), 5(h), 6(b), 6(e), 6(f) and 7 hereof), each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not Vested or with respect to which Minimum Withholding Taxes have not been paid will be held in custody by the Company or such bank or other institution designated by the Administrator.

    9. TERMINATION OF CONTINUOUS EMPLOYMENT. If the Holder's Continuous Employment with the Company or any Subsidiary shall terminate for any reason, then, with respect to any portion of a Grant that has not Vested prior to or concurrently with such termination (a) in the case of an Option, all rights to such portion that has not Vested shall terminate and (b) in the case of a Restricted Stock Award, all rights to the shares covered by any portion thereof that has not Vested shall be forfeited; provided, however, that the Administrator, in its sole discretion within ninety (90) days of such termination of Continuous Employment, may notify the Holder in writing that the Holder's rights in such portion that has not Vested will not terminate or be forfeited and that the Holder shall continue to be the owner thereof, subject to


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such continuing restrictions as the Administrator may prescribe in such notice.
Options then held by the Holder which are Vested at the date of termination shall continue to be exercisable by the Holder, or, if applicable, Holder's estate, until the earlier of 90 days after such date or the expiration of such Options in accordance with their terms. Notwithstanding the foregoing, (i) the Administrator may in its sole discretion extend the period during which an Option may be exercised following termination of employment at any time, provided that any such extension does not exceed the Option's normal termination date, and (ii) if exercise of an Option during the 90-day period described in the previous sentence would subject the Holder to liability under Section 16 of the Exchange Act, such Option shall be exercisable until the earliest of
(a) its normal termination date and (b) seven months after the last transaction in Common Stock by the Holder prior to termination.

    10. ADMINISTRATION. The Plan shall be administered by the Administrator, which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Administrator deems necessary or advisable. The Administrator's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees who shall receive Grants under the Plan, determine the size and applicable terms and conditions of Grants to be made to such employees, determine the time when Grants will be made and authorize Grants to Eligible Employees.

    The Administrator's interpretations of the Plan, and all actions taken and determinations made by the Administrator concerning any matter arising under or with respect to the Plan or any Grants hereunder, shall be final, binding and conclusive on all interested parties. The Administrator may delegate ministerial functions hereunder, such delegation to be subject to such terms and conditions as the Administrator in its discretion shall determine. The Administrator may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of the Company.

    11. COMPLIANCE WITH SECURITIES LAWS. No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Stock Award unless the Administrator shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Holder deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

    12. ADJUSTMENT FOR CHANGE IN STOCK SUBJECT TO PLAN. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination, spin-off or exchange of shares or other similar corporate change, appropriate adjustments shall be made by the Administrator in the number of shares of Stock subject to this Plan, the number of shares of Stock covered by each Grant and, in the case of Options, the Option Price of such Option. Any such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be conclusive and binding for all purposes of the Plan. Any new or additional Stock to which a Holder of a Restricted Stock Award may be entitled shall be subject to all the terms and conditions set forth in Section 6 of this Plan. If fractional shares become due to any Holder as a result of any adjustment, the Company may, at its option, pay cash in lieu thereof.

    13. NO RIGHTS TO GRANTS OR EMPLOYMENT. No employee or other person shall have any claim or right to a Grant under the Plan. Receipt of a Grant under the Plan shall not give an employee any rights to receive any other Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

    14. RIGHTS AS SHAREHOLDER. A Holder under the Plan shall have no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Holder.

    15. PLAN UNFUNDED. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

    16. NO ASSIGNMENT. Except as specifically provided by law (including the laws of descent and distribution) and elsewhere herein, no right or benefit under, or interest in, the Plan shall be subject to assignment, and no such right, benefit or interest shall be subject to attachment or legal process for or against Holder or his or her beneficiaries, as the case may be.

    17. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

    18. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such persons.

    19. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    20. AMENDMENT. The Administrator may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any Grants theretofore made hereunder, provided however, that stockholder consent is required for any amendment, other than an amendment pursuant to Section 12 hereof, that would (i) increase the number of shares available annually under the Plan (as specified in Section 3), (ii) increase the maximum number of shares that may be granted in any calendar year to any individual (as specified in Section 4), (iii) reduce the percentage expressed in Section 5(a), or (iv) increase the time period specified in Section 5(b). The Administrator may amend or cancel the terms and conditions of any outstanding Grant, determine whether cash will be paid or Grants will be made in replacement of, or as alternatives to, outstanding Grants or grants under any other incentive compensation plan; provided, however, that no such change shall be adverse to the Holder thereof without such Holder's consent, and, except pursuant to Section 12 hereof, no such change shall reduce the exercise price of any Option.

    21. EFFECTIVE DATE, TERMINATION. This Plan shall become effective upon approval by the stockholders of the Company, and shall remain in effect until terminated by the Board of Directors or Administrator. No Grants may be made hereunder subsequent to December 31, 2005. Notwithstanding anything to the contrary herein, the preceding sentence may not be amended without the consent of the stockholders of the Company.